SCHEDULE 14A
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-12
FIRST BANCORP.
(Name of Registrant as Specified In Its Charter)
Not Applicable
(Name of Person(s) Filing Proxy Statement if other than the Registrant)
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1519 PONCE DE LEON AVENUE
SAN JUAN, PUERTO RICO 00908
(787) 729-8200
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To the Stockholders of First BanCorp:
NOTICE IS HEREBY GIVEN that pursuant to a resolution of the Board of Directors and Section 2 of the Corporation’s By-laws, the Annual Meeting of Stockholders of First BanCorp will be held at its principal offices located at 1519 Ponce de Leon Avenue, Santurce, Puerto Rico, on Wednesday, October 31, 2007, at 2:00 p.m., for the purpose of considering and taking action on the following matters, all of which are more completely set forth in the accompanying Proxy Statement:
1. The election of nine (9) directors.
2. The ratification of the appointment of PricewaterhouseCoopers LLP as the Corporation’s Independent Registered Public Accounting Firm for fiscal year 2007.
3. Such other business as may properly come before the meeting or any adjournment thereof.
The stockholders or their representatives should register their credentials or proxies with the Corporation’s Secretary on or before 2:00 p.m. of the day of the meeting.
Only stockholders of record as of the close of business on September 14, 2007 are entitled to receive notice of and to vote at the meeting. A list of such stockholders shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of ten days prior to the meeting, at the offices of the Corporation.
You are cordially invited to attend the Annual Meeting. It is important that your shares be represented regardless of the number you own. Even if you plan to be present at the meeting, you are urged to complete, sign, date and promptly return the enclosed proxy in the envelope provided. If you attend the meeting, you may vote either in person or by proxy. You may revoke any proxy that you give in writing or in person at any time prior to its exercise.
By Order of the Board of Directors
/s/ Lawrence Odell
Secretary
San Juan, Puerto Rico
September 21, 2007

FIRST BANCORP
1519 Ponce De Leon Avenue
Santurce, Puerto Rico 00908
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON OCTOBER 31, 2007
This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of First BanCorp (the “Corporation”) for use at the Annual Meeting of Stockholders to be held at the Corporation’s main offices located at 1519 Ponce de Leon Avenue, Santurce, Puerto Rico, on October 31, 2007, at 2:00 p.m., and at any adjournment thereof. This Proxy Statement and form of proxy are first being sent or given to stockholders of record on or about September 21, 2007. The costs of this proxy solicitation are borne by the Corporation.
SOLICITATION AND REVOCATION
The persons named in the proxy form have been designated as proxies by the Board of Directors. Shares represented by properly executed proxies received will be voted at the Annual Meeting in accordance with the instructions specified in the proxy. If you do not give instructions to the contrary, each proxy received will be voted in favor of management’s proposals described below. Any proxy given as a result of this solicitation may be revoked, at any time before it is exercised, by the stockholder in the following manner: (i) by submitting a written notification to the Secretary of First BanCorp before the date of the Annual Meeting, (ii) by submitting a duly executed proxy bearing a later date, or (iii) by appearing at the Annual Meeting and giving written notice to the Secretary of his or her intention to vote in person. The proxies that are being solicited may be exercised only at the Annual Meeting of First BanCorp or at any adjournment of the Meeting.
Each proxy solicited hereby gives discretionary authority to the Board of Directors of the Corporation to vote the proxy with respect to: (i) the election of any person as director if any nominee is unable to serve, or for good cause will not serve; (ii) matters incident to the conduct of the meeting; (iii) the approval of minutes of the previous Annual Meeting held on April 28, 2005; and (iii) such other matters as may properly come before the Annual Meeting. Except with respect to procedural matters incident to the conduct of the Annual Meeting, the Board of Directors is not aware of any business that may properly come before the Annual Meeting other than that described in this Proxy Statement. However, if any other matters come before the Annual Meeting, it is intended that proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the person voting those proxies.
VOTING SECURITIES
The Board of Directors has fixed the close of business on September 14, 2007 as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the Annual Meeting of Stockholders. At the close of business on the record date there were 92,504,507 issued and outstanding shares of common stock of the Corporation (the “common stock”), each of which is entitled to one vote for each proposal to be considered at the Annual Meeting.
The presence, either in person or by proxy, of at least a majority of the Corporation’s issued and outstanding shares entitled to vote shall constitute a quorum. For purposes of determining quorum, abstentions and broker non-votes will be treated as shares that are present and entitled to vote. A broker non-vote results when a broker or nominee has not received instructions from a stockholder regarding how to vote on a particular matter. Action with respect to Proposal 1: Election of nine Directors and Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm, shall be taken by a majority of the total votes present in person or by proxy and entitled to vote. As to these proposals, abstentions will have the same effect as a vote against the proposals; however, a broker is entitled to vote on these proposals even if a stock holder does not provide voting instructions.

BENEFICIAL OWNERSHIP OF SECURITIES
Principal Beneficial Owners
The following sets forth, as of the record date, except as otherwise stated, information concerning persons who beneficially own more than 5% of the Corporation’s issued and outstanding common stock. All information concerning persons who may be beneficial owners of more than 5% of the stock is derived solely from Schedule 13D or 13G statements and a Form 4 filed with the SEC and notified to the Corporation.

Name and Address	Number of Shares		Percentage
The Bank of Nova Scotia	9,250,450	(a)	10.00%
44 King Street West 6th Fl. Toronto, Canada M5H 1H1

FMR Corp.	8,038,800	(b)	8.69%
82 Devonshire Street Boston, MA 02109

Angel Alvarez-Pérez	7,308,918	(c)	7.90%
Condominio Plaza Stella Apt.1504 Avenida Magdalena 1362 San Juan, Puerto Rico 00907

(a)	On August 24, 2007, the Corporation entered into a Stockholder Agreement with The Bank of Nova Scotia which completed a private placement of 9,250,450 shares of the Corporation’s common stock at a price of $10.25 per share pursuant to the terms of an investment agreement dated February 15, 2007. The Bank of Nova Scotia filed a Schedule 13D on September 4, 2007 reporting the 10% beneficial ownership.

(b)	Based solely on a Schedule 13G/A filed with the SEC on February 14, 2007, FMR Corp. reported aggregate beneficial ownership of approximately 9.66% or 8,038,800 shares of the Corporation as of December 31, 2006, which as of the record date approximates 8.69%. FMR Corp. reported that it possessed sole voting power over 14,800 shares and sole dispositive power over 8,038,800 shares. FMR Corp. also reported that it did not possess shared voting or shared dispositive power over any shares beneficially owned.

(c)	Number of shares is based solely on a Form 4 filed with the SEC on April 3, 2006 by Mr. Angel Àlvarez Pérez, which is the most recent filing of the reporting person known to the Corporation as of September 14, 2007.
Beneficial Ownership by Directors or Nominees and Executive Officers of the Corporation
The following table sets forth information with regard to the total number of shares beneficially owned, as of the record date, September 14, 2007, by (i) each current member of the Board of Directors, (ii) each nominee to the Board of Directors, (iii) each executive officer named in the Summary Compensation table, (iv) certain other officers of the Corporation, and (v) all current directors, executive officers and certain other officers as a group. Information regarding the beneficial ownership by officers and directors is derived from information submitted to the Corporation by such officers and directors.

Name	Number of Shares (a)		Percentage
Directors or Director Nominees:
Luis M. Beauchamp, Chairman, President & CEO	2,231,672	(b)	2.41%
Aurelio Alemán, COO & Senior Executive VP	794,000	(c)	*
José Teixidor	120,740		*
Jorge L. Díaz	23,660	(d)	*
José Ferrer-Canals	500		*
Richard Reiss-Huyke	—		*
Sharee Ann Umpierre-Catinchi	75,500	(e)	*
José Menéndez-Cortada	15,364	(f)	*
Fernando Rodríguez-Amaro	5,250		*
Frank Kolodziej	2,681,856		2.90%
Héctor M. Nevares	3,940,474	(g)	4.26%
José F. Rodríguez	210,000	(h)	*
Executive Officers:			*
Fernando Scherrer, CFO & Executive VP	175,000	(i)	*
Lawrence Odell, General Counsel, Secretary & Executive VP	175,000	(j)	*
Dacio Pasarell, Executive VP	126,000	(k)	*
Randolfo Rivera, Executive VP	518,450	(l)	*
Emilio Martinó, Chief Credit Officer & Executive VP	68,323	(m)	*
Cassan Pancham, Executive VP	113,188	(n)	*
Nayda Rivera-Batista, Chief Risk Officer & Senior VP	70,366	(o)	*
Miguel Babilonia, Chief Credit Risk Officer & Senior VP	28,000	(p)	*
Pedro Romero, Chief Accounting Officer and Senior VP	35,091	(q)	*
Victor Barreras, Treasurer & Senior VP	70,000	(r)	*
Current Directors and Executive Officers as a group	11,478,434		12.41%

*	Represents less than 1%.

(a)	Includes options to purchase shares that are held by the Directors and Executive Officers but cannot be exercised until the Corporation is up to date with all of its securities filings.

(b)	Includes options to purchase 1,157,600 shares.

(c)	Includes options to purchase 744,000 shares.

(d)	Includes 22,460 shares separately owned by his spouse.

(e)	Includes 9,000 shares owned jointly with her spouse. Excludes 2,091,070 shares owned by Ms. Umpierre-Catinchi’s father and a former director, Angel L. Umpierre, with respect to which Ms. Umpierre-Catinchi disclaims ownership.

(f)	Includes 550 shares owned by Martínez-Alvarez, Menéndez-Cortada & Lefranc Romero, PSC of which Mr. Menéndez-Cortada is an indirect beneficial owner.

(g)	Includes 3,715,474 shares owned by his father, Héctor G. Nevares, which Mr. Héctor M. Nevares shares voting and investment powers pursuant to a power of attorney.

(h)	Includes 206,000 shares owned jointly with spouse and 4,000 shares owned by spouse.

(i)	These are options to purchase 175,000 shares.

(j)	These are options to purchase 175,000 shares.

(k)	Includes options to purchase 96,000 shares.

(l)	Includes options to purchase 502,110 shares.

(m)	Includes options to purchase 68,000 shares.

(n)	Includes options to purchase 110,000 shares.

(o)	Includes options to purchase 70,000 shares.

(p)	These are options to purchase 28,000 shares.

(q)	Includes options to purchase 35,000 shares.

(r)	These are options to purchase 70,000 shares.
INFORMATION WITH RESPECT TO NOMINEES FOR DIRECTOR OF
FIRST BANCORP, DIRECTORS WHOSE TERMS CONTINUE AND
EXECUTIVE OFFICERS OF THE CORPORATION
The By-laws of the Corporation provide that the Board of Directors shall consist of a number of members fixed from time to time by resolution of a majority of the Board of Directors, provided that the number of directors shall always be an odd number and not less than five nor more than fifteen. The Board of Directors currently has eleven members. According to the Corporation’s By-laws, the Board of Directors shall be divided into three classes as nearly equal in number as possible. In accordance with the General Corporation Law of Puerto Rico, the terms of directors of a corporation that classifies its directors into one, two or three groups shall be established as follows: the term of office of the directors in the first group shall expire at the next annual meeting; of the second group, one year after said annual meeting; and of the third group, two years after said meeting. At each annual election subsequent to this classification and election, the directors shall be elected for full terms, as the case may be, to succeed those whose terms expire. The members of each class are to be elected for a term of three years and until their successors are elected and qualified or until his or her resignation, retirement or removal from office. One class is elected each year on a rotating basis. The Corporation’s By-laws further provide that any director elected by an affirmative vote of the majority of the Board of Directors to fill a vacancy shall serve until the next election of directors by stockholders.
Given that the Corporation has not been able to hold an annual meeting since April 28, 2005 due to the inability to timely file its annual reports on Form 10-K for the years ended December 31, 2005 and 2006, some of the Board members have terms that have expired and are currently holding office until the next election of directors by stockholders and other Board members have been elected to fill vacancies and will also serve until the next election of directors by stockholders. In this regard, the following members of the Board of Directors shall be up for election at the next stockholders’ meeting: Luis M. Beauchamp, Aurelio Alemán, José Teixidor, José L. Ferrer-Canals, Sharee Ann Umpierre-Catinchi, and Fernando Rodríguez-Amaro. Mr. Richard Reiss-Huyke will not stand for re-election; therefore his term will expire on the date of the stockholders meeting. In order to comply with the class number requirements established by the Corporation’s By-laws, the Corporate Governance and Nominating Committee is recommending that two directors be elected for a one-year term, four be elected for a two-year term and three be elected for a three-year term. This will result in having three classes of directors, two will have four directors each and one will have three directors. The members of the Board of Directors of First BanCorp are also the members of the Board of FirstBank Puerto Rico (“FirstBank” or the “Bank”).
The Corporation’s retirement policy for the Board of Directors states that directors who reach the age of 70 may continue to serve until the end of the term to which they were elected, but will not be eligible to stand for reelection. For a detailed description of the Corporate Governance and Nominating Committee’s functions, responsibilities and operations please refer, to the Corporate Governance and Nominating Committee section.
Unless otherwise directed, each proxy executed and returned by a stockholder will be voted for the election of the nominees listed below. If any nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxies will nominate and vote for the replacement nominee or nominees recommended by the Corporate Governance and Nominating Committee. At this time, the Corporate Governance and Nominating Committee of First BanCorp knows of no reason why any of the persons listed below may not be able to serve as a director if elected. On July 31, 2007, the Board of Directors approved the inclusion of the nominees in the Corporation’s 2007 proxy card, except for Mr. José F. Rodríguez, who was approved on September 14, 2007.
The information presented below regarding the time of service on the Board of Directors includes terms concurrently served on the Board of Directors of the Bank.
PROPOSAL #1
ELECTION OF DIRECTORS
NOMINEES FOR A ONE-YEAR TERM EXPIRING 2008
José Teixidor, 53
Chief Executive Officer and President of B. Fernández & Hnos., Inc. from May 2003 to present; Chairman of the Board of Pan Pepín Inc. from 1998 to present; Chairman of the Board of Baguettes, Inc. from 1998 to 2006; Chairman of the Board of Pan Pepín Baking, Inc. from 2004 to present; President of Eagle Investment Fund, Inc. from 1996 to present; President of Swiss Chalet, Inc. from 2000 to present; Chairman of the Board of Marvel International from 2005 to present; member of the Board of the Puerto Rico Chamber of Commerce and of the Industry and Food Distribution Chamber of Commerce; member of the Board of the Distributors and Manufacturers Association; member of the Wholesalers Chamber of Puerto Rico; and member of the Board of El Nuevo Día from 1996 to 2006. Director since January 1994.
José L. Ferrer-Canals, 48
Doctor of Medicine in private Urology practice since 1992. Commissioned captain in the United States Air Force Reserve March 1991. Inactive Ready Reserve 1995 to 2005. Honorably discharged with rank of Major in 2005. Member of the Alpha Omega Alpha Honor Medical Society since induction in 1986. Member of the Board of Directors of the American Cancer Society, Puerto Rico Chapter, from 1999 to 2003. Member of the Board of Directors of the American Red Cross, Puerto Rico Chapter, from 2005 to present. Obtained a Master of Business Administration degree by the University of New Orleans, of the Louisiana State University System on September 2007. Director since 2001.
NOMINEES FOR A TWO-YEAR TERM EXPIRING 2009
Luis M. Beauchamp, 64
Chairman, President and Chief Executive Officer
Chairman from January 2006 to present. President and Chief Executive Officer from October 2005 to present. Senior Executive Vice President, Wholesale Banking of FirstBank, from March 1997 to October 2005. Executive Vice President, Chief Lending Officer from 1990 to March 1997. General Manager — New York banking operations of Banco de Ponce from 1988 to 1990. He had the following responsibilities at the Chase Manhattan Bank, N.A.: Regional Manager for the Ecuador and Colombia operations and corporate finance for the Central American operations, in 1988; Country Manager for

Mexico from 1986 to 1988; and Manager of Wholesale Banking in Puerto Rico from 1984 to 1986. Joined the Corporation in 1990. Director since September 30, 2005.
Aurelio Alemán, 48
Senior Executive Vice President and Chief Operating Officer
Senior Executive Vice President and Chief Operating Officer from October 2005 to present. Executive Vice President, responsible for consumer banking and auto financing of FirstBank, since 1998 and since October 2005 also responsible for the retail banking distribution network, First Mortgage and FistBank Virgin Islands operations. President of First Federal Finance Corporation d/b/a Money Express from 2000 to 2005. President of FirstBank Insurance Agency, Inc. from 2001 to 2005. President of First Leasing & Rental Corp. from 1999 to present. From 1996 to 1998, Vice President of CitiBank, N.A., responsible for wholesale and retail automobile financing and retail mortgage business. Vice President of Chase Manhattan Bank, N.A., of banking operations and technology for Puerto Rico and the Eastern Caribbean region from 1990 to 1996. Director of FirstBank, First Leasing and Rental Corporation, First Federal Finance Corporation d/b/a Money Express, FirstBank Insurance Agency, Inc., First Insurance Agency, Inc., FirstExpress, Inc., FirstMortgage, Inc., Ponce General Corporation, FirstBank Florida, Grupo Empresas Servicios Financieros, Inc. d/b/a PR Finance, FirstBank Overseas Corp., and First Trade, Inc. Joined the Corporation in 1998. Director since September 30, 2005.
Sharee Ann Umpierre-Catinchi, 48
Doctor of Medicine. Assistant Professor at the University of Puerto Rico’s Department of Obstetrics and Gynecology from 1993 to present. Director of the Division of Gynecologic Oncology of the University of Puerto Rico’s School of Medicine from 1993 to present. Board Certified by the National Board of Medical Examiners, American Board of Obstetrics and Gynecology and the American Board of Obstetrics and Gynecology, Division of Gynecologic Oncology. Director since 2003.
Fernando Rodríguez-Amaro, 59
Certified Public Accountant, Certified Fraud Examiner and Certified Valuation Analyst. Managing Partner and Partner in Charge of the Audit and Accounting Division of RSM ROC & Company. Has been with RSM ROC & Company for the past twenty-six years and prior thereto served as Audit Manager with Arthur Andersen & Co. for over nine years. Mr. Rodríguez Amaro has over 36 years of public accounting experience. He has served clients in the banking, insurance, manufacturing, construction, government, advertising, radio broadcasting and services industries. Member of the Board of Trustees of Sacred Heart University of Puerto Rico since August 2003 to present, serving as member of the Executive Committee and Chairman of the Audit Committee since 2004. Member of the Board of Trustees of Colegio Puertorriqueño de Niñas, since 1996 to present, and also serving as a member of the Board of Directors from 1998 to 2004. Member of the Board of Director of Proyecto de Niños de Nueva Esperanza, Inc. since 2003. Director since November 2005.
NOMINEES FOR A THREE-YEAR TERM EXPIRING 2010
Frank Kolodziej, 64
President and CEO of Centro Tomográfico de Puerto Rico, Inc. since 1978 to present; Somascan, Inc. since 1983 to present; Instituto Central de Diagnóstico, Inc. since 1991 to present, Advanced Medical Care, Inc. since 1994 to present; Somascan Plaza, Inc. and PlazaMED, Inc. since 1997 to present; International Cyclotrons, Inc. since 2004 to present; and Somascan Cardiovascular since January 2007 to present. Pioneer in the Caribbean in the areas of Computerized Tomography (CT), Digital Angiography (DSA), Magnetic Resonance Imaging (MRI), and PET/CT-16 (Positron Emission Tomography). Mr. Kolodziej was previously a member of the Board of Directors of the Corporation from 1988 to 1993 and currently a director since July 2007.
Héctor M. Nevares, 56
Attorney at law since 1977. Member of the Board of Directors of Dean Foods Company since 1995 to present, where he also serves on the Audit Committee. Member of the Board of Directors of V. Suarez & Co. since 2006 to present, and member of the Board of Directors of Indulac from 1982 to 2005. President and Chief Executive Officer of Suiza Dairy, a Puerto Rico dairy processor, from 1983 to 1998, having served in additional executive capacities at Suiza Dairy since June 1972. In the nonprofit sectors, Mr. Nevares was a member of the Board of Directors of the Puerto Rico Government Development Bank since 1989 to 1993, and is currently a member of the Boards of Caribbean Preparatory Schools since 1999, the Corporation for the Development of the Cantera Peninsula since 1998, and Hacienda San Martin Inc. since 2000. Mr. Nevares was previously a member of the Board of Directors of the Corporation from 1993 to 2002 and currently a director since July 2007.
José F. Rodríguez, 57
President of L&R Investments, Inc., a privately owned local investment company, since May 2005 to present; Vice-Chairman and member of the Board of Directors of Government Development Bank for Puerto Rico from March 2005 to December 2006; member of the Board of Directors of “Fundación Chana & Samuel Levis” from 1998 to 2007; Partner, Executive Vice-president and member of the Board of Director of Ledesma & Rodríguez Insurance Group, Inc. from 1990 to 2005; and President of Prudential Bache PR, Inc., wholly-owned subsidiaries of then existing Prudential Bache Group, from 1980 to 1990.
THE BOARD OF DIRECTORS RECOMMENDS THAT THE ABOVE NOMINEES BE ELECTED AS DIRECTORS. THE VOTE OF THE HOLDERS OF THE MAJORITY OF THE TOTAL VOTES ELIGIBLE TO BE CAST AT THE ANNUAL MEETING IS REQUIRED FOR THE ELECTION OF THE NOMINEES.
MEMBERS OF THE BOARD CONTINUING IN OFFICE
DIRECTORS WHOSE TERMS EXPIRE IN 2008
José Menéndez-Cortada, 59
Attorney at law since 1973. Director and Vice President in charge of the corporate and tax divisions of Martínez-Alvarez, Menéndez-Cortada & Lefranc Romero, PSC, a firm that was formerly a partnership where Mr. Menéndez served as the partner in charge of the corporate and tax divisions, formed since 1977. General Counsel to the Board of Bermudez & Longo, S.E. from 1985 to present. Director of Tasis Dorado School since 2002. Director of the Homebuilders Association of Puerto Rico since 2002. Trustee of the Luis A. Ferré Foundation, Inc., since 2002. Director since April 2004. He has been the Lead Independent Director since February 2006.
Jorge L. Díaz, 52
Executive Vice President and member of the Board of Directors of Empresas Díaz, Inc. from 1981 to present, and Executive Vice President and Director of Betteroads Asphalt Corporation, Betterecycling Corporation, and Coco Beach Development Corporation, and its subsidiaries. Member of the Chamber of Commerce of Puerto Rico, the Association of General Contractors of Puerto Rico and of the U.S. National Association of General Contractors. Member of the Board of Trustees of Baldwin School of Puerto Rico. Director since 1998.
EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS
The executive officers of the Corporation and FirstBank who are not directors are listed below.
Fernando Scherrer, 39
Executive Vice President and Chief Financial Officer
Executive Vice President and Chief Financial Officer since July 2006. He is a Certified Public Accountant. Co-Founder, Managing Partner and Head of Audit and Consulting Practices at Scherrer Hernández & Co., from 2000 to 2006. Prior to founding Scherrer Hernández & Co., he worked with PricewaterhouseCoopers LLP for 10 years where he audited financial institutions and insurance companies. He has over 17 years of financial and accounting experience in the financial services, insurance, retail and education industries. Since October 2006, he has served as a director of First Leasing and Rental Corporation, First Federal Finance Corporation d/b/a Money Express, FirstBank Insurance Agency, Inc., FirstMortgage, Inc., Ponce General Corporation.

Lawrence Odell, 59
Executive Vice President, General Counsel and Secretary
Executive Vice President, General Counsel and Secretary since February 2006. Senior Partner at Martínez Odell & Calabria since 1979. Has over 25 years of experience in specialized legal issues related to banking, corporate finance and international corporate transactions. Served as Secretary of the Board of Pepsi-Cola Puerto Rico, Inc. from 1992 to 1997. Served as Secretary to the Board of Directors of BAESA, S.A. from 1992 to 1997.
Dacio A. Pasarell, 58
Executive Vice President and Banking Operations Executive
Executive Vice President and Banking Operations Executive since September 2002. Had over 27 years of experience at Citibank N.A. in Puerto Rico, which included the following positions: Vice President, Retail Bank Manager, from 2000 to 2002; Vice President and Chief Financial Officer from 1996 to 1998; Vice President, Head of Operations — Caribbean Countries from 1994 to 1996; Vice President Mortgage and Automobile Financing; Product Manager, Latin America from 1986 to 1994; Vice President, Mortgage and Automobile Financing Product Manager for Puerto Rico from 1986 to 1996. President of Citiseguros PR, Inc. from 1998 to 2001. Chairman of Ponce General Corporation and Director of FirstBank Florida since April 2005.
Randolfo Rivera, 53
Executive Vice President and Wholesale Banking Executive
Executive Vice President in charge of corporate banking, middle market, international, government and institutional, structure finance and cash management areas of FirstBank since June 1998 and since October 2005 also in charge of real estate lending, commercial mortgage unit in Puerto Rico and merchant banking. Vice President and component executive for local companies, public sector and institutional markets for Chase Manhattan Bank, N.A. in Puerto Rico from April 1990 to December 1996. Corporate Finance Executive in charge of the Caribbean and Central American region for Chase Manhattan Bank in Puerto Rico from January 1997 to May 1998.
Emilio Martinó, 57
Executive Vice President and Chief Lending Officer
Chief Lending Officer and Executive Vice President of FirstBank since October 2005. Director of FirstBank Florida since August 2006. Senior Vice President and Credit Risk Management of FirstBank from June 2002 to October 2005. Staff Credit Executive for FirstBank’s Corporate and Commercial Banking Business components since November 2004. First Senior Vice President of Banco Santander Puerto Rico; Director for Credit Administration, Workout and Loan Review, from 1997 to 2002. Senior Vice President for Risk Area in charge of Workout, Credit Administration, and Portfolio Assessment for Banco Santander Puerto Rico from 1996 to 1997. Deputy Country Senior Credit Officer for Chase Manhattan Bank Puerto Rico from 1986 to 1991. Director of FirstBank Florida since August 2006.
Cassan Pancham, 47
Executive Vice President and Eastern Caribbean Region Executive
Executive Vice President of FirstBank since October 2005. First Senior Vice President, Eastern Caribbean Region of FirstBank from October 2002 until October 2005. Director and President of FirstExpress, Inc., First Trade, Inc., and First Insurance Agency, Inc. He held the following positions at JP Morgan ChaseBank Eastern Caribbean Region Banking Group: Vice President and General Manager, from December 1999 to October 2002; Vice President, Business, Professional and Consumer Executive, from July 1998 to December 1999; Deputy General Manager from March 1999 to December 1999, and Vice President, Consumer Executive, from December 1997 to 1998. Member of the Governing Board of Directors of the Virgin Islands Port Authority since June 2007.
The Corporation’s By-laws provide that each officer shall be elected annually at the first meeting of the Board of Directors after the annual meeting of stockholders and that each officer shall hold office until his or her successor has been duly elected and qualified or until his or her death, resignation or removal from office.

CERTAIN OTHER OFFICERS
Miguel A. Babilonia, 42
Senior Vice President and Chief Credit Risk Officer
Senior Vice President and Chief Credit Risk Officer since 2006. Vice President of Consumer Credit Policy and Portfolio Risk Management from 1998 to 2006 and promoted to Senior Vice President in 1999. In 2005, the mortgage risk management and centralized collections responsibilities were added to his scope. He has sixteen years of experience in banking including, Consumer Scorecard Manager at Citibank, N.A. from 1997 to 1998; Assistant Vice President/Risk Manager at First Union National Bank from 1996-1997; Assistant Vice President/Segmentation Manager at First Union National Bank from 1993 to 1996; Portfolio Risk Senior Analyst at National City Bank from 1991 to 1993. Chairman of the Consumer Credit Committee of the Puerto Rico Bankers Association. Joined the Corporation in 1998.
Nayda Rivera-Batista, 34
Senior Vice President, Chief Risk Officer and Assistant Secretary
Senior Vice President and Chief Risk Officer since April 2006. Assistant Secretary of the Board since November 2006. Senior Vice President and General Auditor from July 2002 to April 2006. She is a Certified Public Accountant and Certified Internal Auditor. She has more than 12 years of combined work experience in public company, auditing, accounting, financial reporting, internal controls, corporate governance, risk management and regulatory compliance. Served as a member of the Board of Trustees of the Bayamón Central University from January 2005 to January 2006. Joined the Corporation in 2002.
Pedro Romero, 34
Senior Vice President and Chief Accounting Officer
Senior Vice President and Chief Accounting Officer since August 2006. Senior Vice President and Comptroller from May 2005 to August 2006. Vice President and Assistant Comptroller from December 2002 to May 2005. He is a Certified Public Accountant with a Master of Science in Accountancy and has technical expertise in management reporting, financial analysis, corporate tax, internal controls and compliance with US GAAP, SEC rules and Sarbanes Oxley. He has more than ten years of experience in accounting including, big four public accounting company, banking and financial services. Joined the Corporation in December 2002.
Víctor M. Barreras-Pellegrini, 39
Senior Vice President and Treasurer
Senior Vice President and Treasurer since July 6, 2006. Previously held various positions with Banco Popular de Puerto Rico from January 1992 to June 2006, including, Fixed-Income Portfolio Manager of the Popular Assets Management division from 1998 to 2006 and Investment Officer in the Treasury division from 1995 to 1998. Director of FirstBank Overseas Corp. and First Mortgage. He has over 15 years of experience in banking and investments and holds the Chartered Financial Analyst designation. Joined the Corporation in 2006.
CORPORATE GOVERNANCE AND RELATED MATTERS
General
The following discussion summarizes the Corporation’s corporate governance including director independence, board and committee structure, function and composition, and governance charters, policies and procedures. The Corporate Governance Standards and charters approved by the Board of Directors (the “Board”) for the Audit Committee, the Compensation and Benefits Committee, the Corporate Governance and Nominating Committee, the Asset/Liability Risk Committee, the Corporation’s Code of Ethics and Code of Ethics for Senior Financial Officers and the Corporation’s Independence Principles for Directors are available at the Corporation’s web site at www.firstbancorppr.com, under “Investor Relations / Governance Documents”. First BanCorp stockholders may obtain printed copies of these documents by writing to Lawrence Odell, Secretary of the Board of Directors, First BanCorp, 1519 Ponce de León Avenue, Santurce, Puerto Rico 00908.

Code of Ethics
In November 2003, the Corporation adopted a Code of Ethics for Senior Financial Officers (the “Code”). The Code, which applies to the Corporation’s Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Chief Accounting Officer, Comptroller, Executive Vice Presidents, to all professional employees in the areas of finance, internal audit and treasury, and to all members of the Corporation’s Risk Management Council, states the principles to which senior financial officers must adhere in order to act in a manner consistent with the highest moral and ethical standards. The Code imposes a duty to avoid conflicts of interest, comply with the laws and regulations that apply to the Corporation and its subsidiaries. Any waiver of any part of the Code may be made only by the Audit Committee and will be promptly disclosed to stockholders as required by the rules of the SEC and the NYSE. Neither the Audit Committee nor the General Counsel received any requests for waivers under the Code in fiscal year 2006.
The Corporation has also adopted a Code of Ethics that is applicable to all employees of the Corporation and all of its subsidiaries, which purports to strengthen the ethical culture that prevails in the Corporation. The Code of Ethics addresses, among other matters, conflicts of interest, operational norms and confidentiality of the Corporation’s and its customers’ information.
Independence of the Board of Directors
The Board annually evaluates the independence of its members based on the criteria for determining independence identified by the New York Stock Exchange (“NYSE”), the Securities and Exchange Commission (“SEC”) and the Corporation’s Independence Principles for Directors. The Corporation’s Corporate Governance Standards provides that a majority of the Board be composed of directors who meet the requirements for independence established in the Corporation’s Independence Principles for Directors, which shall incorporate, at a minimum, those established by the NYSE and the SEC. The Board has concluded that the Corporation has a majority of independent directors. The Board has determined that Messrs. José Teixidor-Méndez, José L. Ferrer-Canals, Jorge L. Díaz, Fernando Rodríguez-Amaro, Richard Reiss-Huyke, José Menéndez-Cortada, Sharee Ann Umpierre-Catinchi, Héctor M. Nevares, and Frank Kolodziej are independent under the Independence Principles for Directors. In determining director Richard Reiss-Huyke’s independence, the Board took into consideration services rendered by his adult daughter’s consulting company to the Corporation in an aggregate amount equal to $1,500 during 2006. Also, in designating José F. Rodríguez as a director nominee, the Board concluded that Mr. Rodríguez is independent under the Independence Principles for Directors. Messrs. Luis M. Beauchamp, President and Chief Executive Officer, and Aurelio Alemán, Senior Executive Vice President and Chief Operating Officer, are not considered to be independent as they are management Board members. During 2006, the independent directors usually met in executive sessions without the Corporation’s management on days where there were regularly scheduled Board meetings. In addition, non-management directors separately met two (2) times during 2006 with José Menéndez-Cortada serving as chairman during the meetings.
Director Stock Ownership
The Board believes that appropriate stock ownership by directors further aligns their interests with those of the stockholders. Accordingly, on August 28, 2007, which became effective upon adoption the Board adopted Director Stock Ownership Requirement Guidelines (the “Guidelines”) for all non-management directors, which became effective upon adoption. Non-management directors are expected to hold an investment position in the Corporation’s common stock which cost basis, except as described below, shall be equivalent to at least $250,000. Any shares of stock owned by the non-management directors upon the adoption of the Guidelines will be considered for purposes of compliance. In such connection, the amount of shares of stock owned by the non-management directors shall be valued at the greater of the historical cost or the market value at the closing price of the stock as of the date the Guidelines were adopted. Upon meeting the ownership goal, that number of shares, considering stock split adjustments, becomes fixed and must be maintained until the end of the director’s service on the Board. Directors are required to achieve the ownership goal within three years after the Board’s adoption of the Guidelines for current directors and for new directors from the director’s appointment to the Board. In reaching the ownership requirement, annual investments shall be made in equal proportions throughout the three year period. The Guidelines shall be administrated by the Corporate Governance and Nominating Committee of the Board. The Committee shall have the discretion to submit for approval by the Board, and the Board may at any time approve amendments or modifications to the Guidelines.

Stockholder Communications with the Board
Any stockholder who desires to communicate with the Corporation’s Board may do so by writing to the Chairman of the Board or to the Lead Independent Director in care of the Office of the Corporate Secretary at the Corporation’s headquarters, 1519 Ponce de León Avenue, Santurce, Puerto Rico 00908 or by email to directors@firstbankpr.com or thenetwork@firstbankpr.com. Communications may also be made by calling the following toll-free telephone number: 1-877-888-0002. Communications related to accounting, internal accounting controls or auditing matters will be referred to the Chair of the Audit Committee; communications regarding other matters will be directed to the General Counsel for referral to the appropriate director or Board committee.
Board Meetings
The Board is responsible for directing and overseeing the business and affairs of the Corporation. The Board represents the Corporation’s stockholders and its primary purpose is to build long term stockholder value. The Board meets on a regularly scheduled basis during the year to review significant developments affecting the Corporation and to act on matters that require Board approval. It also holds special meetings when an important matter requires Board action between regularly scheduled meetings. The Board of the Corporation met thirty two (32) times during 2006. Each member of the Board participated in at least 75% of Board and applicable committee meetings held during 2006.
Board Committees
The Board has four standing committees: the Audit Committee, the Compensation and Benefits Committee, the Corporate Governance and Nominating Committee, and the Asset/Liability Risk Committee. The members of the committees are appointed and removed by the Board, which also appoints a chair for each committee. The functions of those committees, their current members and the number of meetings held during 2006 are set forth below.
Audit Committee. The Audit Committee charter provides that this Committee shall be composed of at least three outside directors who meet the independence criteria established by the NYSE, the SEC, and the Corporation’s Independence Principles for Directors.
The members of this Committee are Fernando Rodríguez-Amaro, appointed Chairman effective in January 2006, José Ferrer-Canals, Richard Reiss-Huyke and Héctor M. Nevares, who was appointed on July 31, 2007. Each member of the Corporation’s Audit Committee is financially literate, knowledgeable and qualified to review financial statements. The “audit committee financial experts” designated by the Corporation’s Board are Richard Reiss-Huyke and Fernando Rodríguez-Amaro. The Audit Committee met a total of thirty two (32) times during fiscal year 2006.
Audit Committee Report
In the performance of its oversight function, the Audit Committee has considered and discussed the audited financial statements of the Corporation for the fiscal year ended December 31, 2006 with management and PricewaterhouseCoopers LLP, the Corporation’s independent registered public accountants. The Audit Committee has also discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees”. Finally, the Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1, as amended, “Independence Discussion with Audit Committees”, has considered whether the provision of non-audit services by the independent registered public accounting firm to the Corporation is compatible with maintaining the auditors’ independence, and has discussed with the independent registered public accountants its independence from the Corporation and its management. These considerations and discussions, however, do not assure that the audit of the Corporation’s financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board, that the financial statements are presented in accordance with Generally Accepted Accounting Principles in the United States or that the Corporation’s registered public accountants are in fact “independent.”

As set forth in the Audit Committee Charter, the Audit Committee represents and assists the Board in fulfilling its oversight responsibility relating to the integrity of the Corporation’s financial statements and the financial reporting process, the effectiveness of the Corporation’s internal control over financial reporting and adequacy of internal control disclosures and procedures, the Corporation’s compliance with legal and regulatory requirements, the performance of the Corporation’s internal audit function, the annual independent audit of the Corporation’s financial statements and the qualifications, independence and performance of the Corporation’s independent registered public accounting firm. The Audit Committee also monitors the quality of the Corporation’s assets in order to provide for early identification of possible problem assets.
The members of the Audit Committee are not engaged professionally in rendering, auditing or accounting services on behalf of the Corporation nor are they employees of the Corporation. The Corporation’s management is responsible for its accounting, financial management and internal controls. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures to set auditor independence standards.
Based on the Audit Committee’s consideration of the audited financial statements and the discussions referred to above with management and the independent registered public accountants, and subject to the limitations on the role and responsibilities of the Audit Committee set forth in the Charter and those discussed above, the Committee recommended to the Board that the Corporation’s audited financial statements be included in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the SEC.
This report is provided by the following independent directors who comprised the Committee at the date of the recommendation:
Fernando Rodríguez-Amaro (Chairman)
Richard Reiss-Huyke
José Ferrer-Canals
Compensation and Benefits Committee. The Compensation and Benefits Committee charter provides that the Committee shall be composed of a minimum of three directors who meet the independence criteria established by the NYSE and the Corporation’s Independence Principles for Directors. In addition, the members of the Committee are independent as defined in Rule 16b-3 under the Exchange Act. The Committee is responsible for the oversight and determination of the proper salary and incentive compensation of the executive officers and key employees of the Corporation. The responsibilities and duties of the Committee include the following:
•	Review and approve the annual goals and objectives relevant to compensation of the CEO, including the balance of the components of total compensation.

•	Evaluate the performance of the CEO in light of the agreed upon goals and objectives and set the compensation level of the CEO based on such evaluation.

•	Establish and approve the salaries, annual incentive awards and long-term incentives of the CEO, executive officers and selected senior executives.

•	Evaluate and approve severance arrangements and employment contracts for executive officers and selected senior executives.

•	Approve and administer the Corporation’s cash and equity-based incentive plans for senior executives.

•	Prepare and publish an annual executive compensation report in the Corporation’s proxy statement.

•	Periodically review the operation of the Corporation’s overall compensation program for key employees and evaluate its effectiveness in promoting stockholder value and Corporation objectives.

•	The Committee establishes criteria for evaluating its performance and conducts an annual evaluation of the charter and discusses the results of the annual evaluation with the Board.

The Committee has the sole authority to engage outside consultants to assist it in determining appropriate compensation levels for the CEO and other executive officers, and to set fees and retention arrangements for such consultants. The Committee has full access to any relevant records of the Corporation and may request any employee of the Corporation or other person to meet with the Committee or its consultants.
The members of this Committee are Sharee Ann Umpierre-Catinchi, appointed Chairperson in August 2006, Richard Reiss-Huyke, José Teixidor-Méndez and Frank Kolodziej, who was appointed to the Committee on July 31, 2007. The Compensation and Benefits Committee met a total of three (3) times during fiscal year 2006.
Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee charter provides that the Committee shall be composed of a minimum of three directors who meet the independence criteria established by the NYSE, the SEC and the Corporation’s Independence Principles for Directors. The responsibilities and duties of the Committee include, among others, the following:
•	Develop a set of corporate governance principles applicable to the Corporation for Board approval, and following such approval annually review the principles for continued compliance.

•	Establish the criteria for selecting new directors in accordance with the requirements of the NYSE.

•	Recommend the director nominees for approval by the Board.

•	Retain outside consultants or search firms if determined necessary to advise the Committee regarding the identification and review of director candidates.

•	Review annually the Corporation’s Insider Trading Policy to ensure continued compliance with applicable legal standards and corporate best practices. In connection with its annual review of the Insider Trading Policy, the Committee also reviews the list of executive officers subject to Section 16 of the Securities Exchange Act of 1934, as amended, and the list of affiliates subject to the trading windows contained in the Policy.

•	Review annually and update, as necessary, the Charter’s adequacy and the performance of the Committee, and receive approval from the Board of any proposed changes.

•	Consistent with the foregoing, take such actions as it deems necessary to encourage continuous improvement of, and foster adherence to, the Corporation’s corporate governance policies, procedures and practices at all levels and shall perform other corporate governance oversight functions as requested by the Board.
Identifying and evaluating Nominees for Directors
The Board’s Corporate Governance and Nominating Committee shall be responsible for identifying and recommending to the Board qualified candidates for Board membership, based primarily on the following criteria:
•	Judgment, character, integrity, expertise, skills and knowledge useful to the oversight of the Corporation’s business;

•	Diversity of viewpoints, backgrounds, experiences, and other demographics;

•	Business or other relevant experience; and

•	The extent to which the interplay of the candidate’s expertise, skills, knowledge and experience with that of other Board members will build a Board that is effective, collegial and responsive to the needs of the Corporation.
The Committee shall give appropriate consideration to candidates for Board membership nominated by stockholders and shall evaluate such candidates in the same manner as other candidates identified by the Committee. The Committee may use outside consultants to assist in identifying candidates. Members of the Committee shall discuss and evaluate possible candidates in detail prior to recommending them to the Board.
The Committee shall also be responsible for initially assessing whether a candidate would be an “independent” director under the requirements for independence established in the Corporation’s “Independence Principles for Directors of First BanCorp” and applicable rules and regulations (an “Independent Director”). The Board, taking into consideration the recommendations of the Committee, shall be responsible for selecting the nominees for election to the Board by the stockholders and for appointing directors to the Board to fill vacancies, with primary emphasis on the criteria set forth above. The Board, taking into consideration the assessment of the Committee, shall also make a determination as to whether a nominee or appointee would be an Independent Director.
The invitation to join the Board shall be extended by the Board via the Chairman and either the chairperson of the Committee or another independent director of the Corporation designated by the Chairman and the chairperson of the Committee.
The members of this Committee are José Luis Ferrer-Canals, appointed Chairman in February 2006, Jorge Diaz-Irizarry and José Menéndez-Cortada. The Corporate Governance and Nominating Committee met a total of six (6) times during fiscal year 2006.
Asset/Liability Risk Committee. The Asset/Liability Risk Committee charter provides that the Committee shall be composed of a minimum of three directors who meet the independence criteria established by the NYSE, the SEC, and the Corporation’s Independence Principles for Directors, and shall also include the Corporation’s Chief Executive Officer and Chief Operating Officer, provided each of those executives are also members of the Board. Under the terms of its charter, the Asset/Liability Risk Committee assists the Board in its oversight of the Corporation’s policies and procedures related to asset and liability management, including the management of funds, investments and credit. In doing so, the Committee’s primary general functions involve:
•	The establishment of a process to enable the identification, assessment and management of risks that could affect the Corporation’s assets and liabilities;

•	The identification of the Corporation’s risk tolerance levels related to its assets and liabilities;

•	The evaluation of the adequacy and effectiveness of the Corporation’s risk management process related to the Corporation’s assets and liabilities, including management’s role in that process;

•	The evaluation of the Corporation’s compliance with its risk management process related to the Corporation’s assets and liabilities; and

•	The approval of loans and other business matters following the lending authorities approved by the Board.
The members of this Committee are Jorge Díaz-Irizarry, appointed Chairman in June 2006, Luis Beauchamp, Aurelio Alemán, José Menéndez-Cortada, Sharee Ann Umpierre-Catinchi, and José Teixidor-Méndez. The Asset/Liability Risk Committee met a total of nine (9) times during fiscal year 2006.
CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
The Corporation reviews all transactions and relationships in which the Corporation and its directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. In addition, the Corporation’s Corporate Governance Standards and Code of Ethics for Senior Financial Officers require our directors, executive officers and principal financial officers to report to the Board or the Audit Committee any situation that could be perceived as a conflict of interest. In addition, applicable law and regulations require that all loans or extensions of credit to executive officers and directors must be made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons (unless the loan or extension of credit is made under a benefit program generally available to all employees and does not give preference to any insider over any other employee) and must not involve more than the normal risk of repayment or present other unfavorable features. All loans to directors, executive officers and their related parties are required to be approved by the Board where the aggregate amount loaned exceeds the greater of $25,000 or 5% of FirstBank’s unimpaired surplus. Loans and aggregate loans of $500,000 or greater are also reviewed and approved by the Board, pursuant to Regulation O of the Federal Reserve Board.
During fiscal year 2006, directors and officers and persons or entities related to such directors and officers were customers of and had transactions with the Corporation and/or its subsidiaries. All such transactions, except for the ones set forth below, were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time they were made for comparable transactions with other persons who are not insiders, and did not either involve more than the normal risk of uncollectibility or present other unfavorable features:
     • Lawrence Odell, General Counsel of the Corporation since February 2006, is a partner at Martínez Odell & Calabria (the “Law Firm”). During 2006, the Corporation entered into a Services Agreement, approved by the Board, see Exhibit 10.4 and 10.5 to the 2005 Form 10-K, with the Law Firm effective as of February 15, 2006 and amended on February 24, 2006 pursuant to which it agreed to pay the Law Firm $60,000 per month, except for the payment to be made in February 2006, which was for $30,000, as consideration for the services rendered to the Corporation by Lawrence Odell. The Services Agreement has a term of four years unless earlier terminated. The Corporation has also hired the Law Firm to be the corporate and regulatory counsel to it and FirstBank. In 2006, the Corporation paid $1,242,823 to the Law Firm for its legal services and $630,000 to the Law Firm in accordance with the terms of the Services Agreement.
     • Fernando Scherrer, Chief Financial Officer of the Corporation since July 2006, was the Managing Partner and Head of Audit and Consulting Practices of Scherrer Hernández & Co. (“Scherrer Hernández”) until July 23, 2006, after which Mr. Scherrer no longer had a related interest in such company. During fiscal year 2006 through July 24, 2006, Scherrer Hernández provided accounting services to the Corporation in the aggregate amount of $502,972.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.
To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2006, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent stockholders were complied with, except as follows: Luis Beauchamp, Aurelio Alemán, Randolfo Rivera, Dacio A. Pasarell, Emilio Martino, Cassan Pancham, and Luis Cabrera each filed one late Form 4 relating to stock options granted in January 2006; Lawrence Odell filed a late Form 3 upon becoming a Section 16(a) reporting person, which also reported, on a late basis, stock options granted in connection with employment; Pedro Romero, Nayda Rivera and Miguel Babilonia each filed a late Form 3 upon their becoming Section 16(a) reporting persons, which also reported, on a late basis, stock options granted in January 2006.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
The Corporation’s Compensation and Benefits Committee consists of directors Sharee Ann Umpierre-Catinchi, appointed Chairperson in August 2006, Richard Reiss-Huyke and José Teixidor-Méndez, and, since July 31, 2007, Frank Kolodziej. None of the current members, nor the members during fiscal year 2006, has served as an officer of, or been an employee of, the Corporation, FirstBank or a subsidiary of the Corporation or of FirstBank. No Executive Officer of the Corporation serves on any board of directors or compensation committee of any entity on whose board or management serves on the Corporation’s Board or on its Compensation and Benefits Committee. Other than disclosed in the Certain Relationships and Related Transactions and Director Independence section of this Proxy Statement, none of the members of the Compensation Committee had any relationship with the Corporation requiring disclosure under Item 404 of the SEC Regulation S-K.
COMPENSATION OF DIRECTORS
Non-management directors of the Corporation receive compensation for attending meetings of the Board of the Corporation but not for attending meetings of the Board of Directors of the Bank. Directors who are

also officers of the Corporation, of FirstBank or of any other subsidiaries do not receive fees or other compensation for service on the Board of the Corporation, the Board of Directors of FirstBank, the Board of Directors of the subsidiaries or any of their committees. Accordingly, Luis Beauchamp and Aurelio Alemán are not included in the table set forth below because they were employees during 2006 and therefore received no compensation for their services as a director. The compensation set forth in the table is based on the following schedule of fees for 2006 compensation of non-management directors:
•	Board Meeting Fees. During 2006, each non-management director received $1,400 for each meeting attended.

•	Fees for meetings of Compensation and Benefits Committee and Asset/Liability Risk Committee. During 2006, each non-management director received $650 for each meeting attended.

•	Fees for meetings of Audit Committee. During 2006, each non-management director received $1,050 for each meeting attended.

•	As part of the Audit Committee’s investigation, principally pertaining to the accounting for certain mortgage-related transactions with two large mortgage originators in Puerto Rico during calendar years 1999 through 2005, certain independent directors of the Board actively engaged in activities related to said investigation. As a result, the Compensation and Benefits Committee, in September 2005, approved the payment of additional fees in an amount equal to $250 per hour for these independent directors in order to compensate them for the additional work and time incurred by them in said investigation.
In January 2007, the Board approved an increase in fees to the members of the Board effective February 2007. Fees increased as follows:
•	Board Meeting Fees. Currently, each non-management director receives $1,750 for each meeting attended.

•	Fees for meetings of Compensation and Benefits Committee and Asset/Liability Risk Committee. Currently, each non-management director receives $1,200 for each meeting attended.

•	Fees for meetings of Audit Committee. Currently, each non-management director receives $1,500 for each meeting attended.
The Corporation reimburses Board members for travel, lodging and other reasonable out-of-pocket expenses in connection with attendance at board and committee meetings or performing other services for the Corporation in their capacities as directors.
The following table sets forth all the compensation that the Corporation paid to non-management directors during fiscal year 2006:

	Fees			Nonqualified
	Earned or			Non-Equity	Deferred
	Paid in	Stock	Option	Incentive Plan	Compensation	All Other
Name	Cash ($)	Awards ($)	Awards ($)	Compensation ($)	Earnings ($)	Compensation ($) (b)	Total ($)

José Teixidor-Méndez	44,750	—	—	—	—	—	44,750
José Julian Álvarez-Bracero (a)	11,750	—	—	—	—	—	11,750
Jorge Díaz-Irizarry	60,700	—	—	—	—	3,222	63,922
José Ferrer-Canals	80,800	—	—	—	—	41,388	122,188
Sharee Ann Umpierre-Catinchi	54,650	—	—	—	—	3,222	57,872
Richard Reiss-Huyke	75,050	—	—	—	—	40,625	115,675
José Menéndez-Cortada	58,850	—	—	—	—	25,198	84,048
Fernando Rodríguez-Amaro	81,800	—	—	—	—	—	81,800

(a)	José Julian Álvarez-Bracero resigned as director of the Corporation effective March 31, 2006.

(b)	All other compensation includes: (1) additional fees paid to certain independent directors for the additional work and time incurred by them as part of the Audit Committee’s investigation detailed as follows; José Ferrer-Canals — $24,750, Richard Reiss-Huyke – $40,625, and José Menéndez-

Cortada — $21,976; (2) a corporate club membership for the benefit of José Ferrer-Canals; and (3) expenses incurred by the Corporation for family members who accompanied the directors to Board-related activities.
In 2007, the Compensation and Benefits Committee retained Mercer Human Resources Consulting to provide services as compensation consultants. Mercer will perform a director compensation review to assess the competitiveness of the Corporation’s current Board compensation strategy for its non-management directors and provide recommendations in terms of structure and magnitude of compensation.
COMPENSATION DISCUSSION AND ANALYSIS
The Compensation Discussion and Analysis (“CD&A”) describes the objectives of the Corporation’s Executive Compensation Program, the process for determining executive officer compensation, and the elements of the compensation for the Corporation’s President and Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”), and the next three highest paid executive officers of the Corporation (the “Named Executives”).
The Executive Compensation Program is administered by the Compensation and Benefits Committee (the “Compensation Committee”). For the first six months of 2006 the members of the Compensation Committee were Jorge L. Díaz, José Teixidor, José Ferrer-Canals, José J. Álvarez (who resigned as a director in March 2006), and Sharee Ann Umpierre-Catinchi. Subsequently thereto, the members of the Corporation’s Compensation Committee were Richard Reiss, José Teixidor, and Sharee Ann Umpierre-Catinchi who is also the Chair of the Committee. The Compensation Committee is responsible for the oversight and determination of the proper salary, incentive compensation, nonqualified benefits and perquisites of the executive officers and key employees of the Corporation. To fulfill its responsibilities and duties the Compensation Committee reviews and recommends to the Board the annual goals and objectives relevant to the CEO and evaluates and recommends to the Board the salaries, annual incentives awards and long term incentives for the CEO, executive vice presidents and other selected executives of the Corporation.
Executive Compensation Policy
The Corporation operates in a highly competitive industry where the quality, creativity and professionalism of its executives are of utmost importance to the success, profitability and growth of the institution. The underlying philosophy of the Executive Compensation Program is to attract and retain a highly qualified workforce that will make significant contributions to the promotion and achievement of the Corporation’s goals, with a view to maximizing stockholder value, motivating a high level of individual and group performance and rewarding contributions and achievement of strategic objectives under the responsibility of the executives. Accordingly, the Corporation has adopted a compensation policy that is designed to recruit, retain and motivate the best executive talent to deliver superior short-term and long-term performance to stockholders. To support those goals, the Corporation provides it’s Named Executives with a competitive base salary, a cash bonus, stock option awards, and other fringe benefits. The cash bonus and stock awards, which are the variable components of the compensation, are based on the performance of the objectives assigned to the Named Executives. In 2006, variable compensation accounted for approximately 70% of the CEO’s total compensation and approximately 50% to 60% for the other Named Executives.
Objectives of the Corporation’s Executive Compensation Program:
•	Attract and retain top executives.

•	Promote behavior that will lead to the attainment of the Corporation’s goals.

•	Provide a short-term and long-term variable compensation structure aimed at rewarding performance that is measured against the achievement of goals and management objectives.

•	Promote the alignment of interests with those of the stockholders by providing a significant portion of the executive compensation in the form of stock-based compensation.
For the year 2006, the Board set forth the following management key objectives:
•	Recruit key corporate executives to strengthen the restructured management organization, retain key corporate officers in the face of potential adverse consequences to the Corporation resulting from a restatement process with respect to its financial statements for 2004 and the corresponding filing of the Corporation’s Amended Annual Report restating years 2002-2004 (the “Restatement Process”) and maintain high moral of the employees of the Corporation in such circumstances.

•	Establish effective working relations with key constituencies to enhance the impaired Corporation’s reputation resulting from the Restatement Process; i.e., regulators, rating agencies, credit counterparts, financial analysts’ investors, clients and employees.

•	Create a strong enterprise risk management function and develop programs to remedy critical issues and correct material weaknesses identified by management, regulatory agencies, internal audit and independent auditors.

•	Reduce credit risk concentration in connection with certain loans outstanding to two large mortgage originators in Puerto Rico to levels acceptable to regulatory agencies and to bring it within parameters set forth in the policies adopted by the Corporation.

•	Fulfill all directives and requirements imposed by the various enforcement actions of the regulators on the Corporation and its banking subsidiaries.

•	Undertake steps towards satisfactorily resolving significant litigation brought against the Corporation as a result of the Restatement Process.

•	Undertake steps towards satisfactorily resolving a formal investigation initiated by the SEC principally pertaining to the accounting for certain mortgage-related transactions with two large mortgage originators in Puerto Rico during calendar years 1999 through 2005.

•	Initiate a process involving the raising of equity capital for the Corporation.

•	Successfully complete the Restatement Process with the filing of the Amended 2004 Form 10-K/A.

•	Maintain the Corporation’s business components moving forward through the effective implementation of key business strategies to grow the core business and retain existing clients during the period of potential adverse consequences and impaired reputation of the Corporation.

•	Sustain the Corporation’s market share goals in each business segment.
Compensation Review Process
The Compensation Committee typically reviews and determines executive compensation in January of each year. The Corporation’s President and Chief Executive Officer makes recommendations concerning the amount of compensation to be awarded to executive officers, excluding himself, but does not participate in the Compensation Committee’s deliberations or decisions. The Compensation Committee reviews and considers his recommendations and makes a final determination. In making its determinations, the Compensation Committee reviews the Corporation’s performance as a whole and the performance of the executives as it relates to the accomplishment of the goals and objectives set forth for management for the year, together with any such goals that have been established for the relevant lines of business of the Corporation. The determinations in terms of accomplishments are ultimately judgments based on the Compensation Committee’s assessment of the year-end performance of the Corporation against its annual financial and strategic objectives established by the Board at the beginning of the year, and the level of responsibility and individual performance of each executive. The Compensation Committee, typically, also takes into consideration the performance of the Corporation in comparison with the performance of other corporations in similar markets who provide similar financial services and products, as well as executive compensation at comparable companies.
During 2006, in lieu of the typical process, the Compensation Committee gave substantial weight to the achievement and/or progress made towards the accomplishment of the key management objectives mentioned above in the final determination of management effectiveness. In light of the Corporation’s extraordinary efforts with respect to management’s work on the Restatement Process and the legal and regulatory matters affecting the Corporation, the Compensation Committee in its deliberations and determinations, gave substantial weight to the significant time and effort employed by management towards the resolutions of such adversities affecting the Corporation. Specifically, these included: completion of the Restatement Process; development of a strong enterprise risk management framework; completion and delivery of all items required by the Cease and Desist orders entered into with the FDIC, the Commissioner of Financial Institutions of Puerto Rico and the Federal Reserve Bank of New York; defending against the securities class action and stockholder derivatives claims, and working towards a successful resolution thereof; cooperating with a SEC formal investigation and undertaking a process for a settlement of a potential enforcement action in connection therewith; and commencing a process involving the raising of equity capital for the Corporation to ensure its compliance under the Bank Holding Company Act which requires that the Corporation serve as a source of financial strength to its banking subsidiaries.
The following financial factors were also considered in the evaluation of management overall effectiveness: attainment of financial results versus plan, overall effectiveness in the implementation of business strategies, market penetration and market positioning, and adjusted asset growth and adjusted earnings performance, among other factors.
Elements of Executive Compensation
The Corporation’s compensation program primarily consists of the following components:
•	Base salary;

•	Short term incentives – annual performance bonuses;

•	Long term incentives – stock-based compensation in the form of stock option grants; and

•	Other compensation
Base Salary
Base salary is the basic element of direct cash compensation, designed to attract and motivate highly qualified executives. In setting base salary, the Compensation Committee takes into consideration the experience, skills, knowledge and responsibilities required of the executive and senior officers in their roles, and the Corporation’s performance. The Compensation Committee seeks to maintain base salaries that are competitive with the marketplace, to allow it to attract and retain executive talent. Salaries for executive and senior officers are reviewed on an annual basis as well as at the time of a promotion or other change in level of responsibilities.
Considering the financial performance of the Corporation and the large amounts of extraordinary expenses incurred during 2006 relating to the regulatory and legal issues that the Corporation was facing, the base salaries of the CEO, the Chief Operating Officer (“COO”) and the Executive Vice Presidents were not increased during 2006 and have not been increased as of the date of this filing.
During 2006, the Corporation, because of the adversities affecting it during the year, faced certain challenges which impacted the entity’s ability to hire and retain employees and executives with the necessary skills and experience to execute extensive actions directed towards improving corporate governance, greater transparency, higher quality of financial reporting, enhanced internal control policies, programs and processes, and the resolution of legal and regulatory actions. As part of the recruitment process, the Corporation designed compensation packages, which included, in some instances, a guaranteed performance bonus, signing bonus and stock option awards, all of which were aimed to compensate the executives for the risk of leaving their respective prior employers and/or professions. In meeting these objectives, the Corporation entered into an employment agreement with Lawrence Odell in February 2006 relating to his retention as Executive Vice President and General Counsel of the Corporation and its subsidiaries and at the same time entered into a services agreement with his law firm Martinez Odell & Calabria (the “Law Firm”) in consideration of his employment with the Corporation. The services agreement provides for monthly payments to the Law Firm of $60,000. Separately, under the terms of his employment agreement, Mr. Odell receives a nominal base salary of $100.00 a year and the opportunity to receive annual performance bonuses based upon his achievement of predetermined business objectives. In addition, at the time of his employment he received stock options exercisable for 100,000 shares of common stock. The payments under the services agreement with the Law Firm have been taken into consideration in determining total compensation for identifying the Named Executives. The employment agreement has a four-year term with automatic one-year extensions. The services agreement has a four-year term.
Also, in July 2006, the Corporation entered into an employment agreement with Fernando Scherrer relating to his retention as Executive Vice President and Chief Financial Officer of the Corporation and its subsidiary FirstBank. Under the terms of his employment agreement, Mr. Scherrer receives a base salary of $700,000 a year and a guaranteed bonus of $400,000 upon the first anniversary of his employment. Every year thereafter, Mr. Scherrer’s performance bonus will be determined based upon his achievement of predetermined business objectives. In addition, Mr. Scherrer received stock options exercisable for 100,000 shares of common stock and a signing bonus of $200,000.
Short-Term Annual Performance Bonuses
Generally, the annual cash bonus element of the Corporation’s Executive Compensation Program is designed to provide incentives for executive officers on generating strong corporate financial performance and therefore seeks to link the payment of cash bonuses to the achievement of key strategic, operational and financial performance objectives. Other criteria, beside financial performance, may include objectives and goals that may not involve actions that specifically and directly relate to financial matters, but the resolutions of which would necessarily protect the financial soundness of the Corporation. The performance of the executive officers was evaluated on the basis of the Corporation’s achievement of the predetermined business objectives, such as the 2006 management key objectives detailed in the Executive Compensation Policy section above and which are discussed in more detail below. The contributions of the executive to the achievement of the Corporation’s business objectives were evaluated by the Compensation Committee to determine, at its discretion, the amount of the performance bonus. The Compensation Committee does not use a formula to calculate bonus payments.
During 2006, the Corporation placed emphasis on compliance with various regulatory provisions and enhancement of the Corporation’s overall corporate governance and risk management. Notwithstanding the substantial progress realized during the year in accomplishing these objectives, and considering the financial performance of the Corporation and the large amounts of extraordinary expenses incurred during 2006 relating to the regulatory and legal issues that the Corporation was facing, the Compensation Committee approved the performance bonuses listed in the Summary Compensation Table, which were equal to those approved for 2005. Such bonuses considered individual performance given certain milestones which included but were not limited to:
•	Strict adherence and completion of deliverables in connection with the FDIC, the Commissioner of Financial Institutions of Puerto Rico, and the Federal Reserve Bank of New York with respect to the mortgage related Cease and Desist Orders.

•	A complete assessment of management’s compliance with the Bank Secrecy Act (“BSA”), a revamping of the Corporation’s BSA program, and substantial implementation of recommendations and action items required by the BSA Cease and Desist Order.

•	Active negotiation towards a Memorandum of Understanding for settlement of the Class Action Lawsuit.

•	Dismissal of the Derivative Action Lawsuit.

•	Active settlement negotiation with the Enforcement Division of the SEC in connection with its formal investigation.

•	Completion of the Corporation’s Amended Annual Report for the year ended December 31, 2004.

•	Substantial completion of the Corporation’s Annual Report for the year ended December 31, 2005, which was subsequently filed on February 9, 2007.

•	Complete Corporate Governance Review and implementation of changes in accordance with consultant recommendations.

•	Revision of the Corporation’s risk management program resulting in a realignment of risk management functions and the adoption of an enterprise-wide risk management framework.

•	Substantial reduction of the credit risk concentration in connection with loans outstanding to two large mortgage originators in Puerto Rico.

•	Maintaining market leadership positioning in key business segments.
Long-Term Equity Incentive
Long term incentives were provided under the Executive Compensation Program in the form of stock options under the Corporation’s 1997 Stock Option Plan. The 1997 Stock Option Plan (the “1997 Plan”) was effective through January 21, 2007, at which time it expired. Under the 1997 Plan, the Compensation Committee had discretion to select which of the eligible persons would be granted stock options, whether stock appreciation rights would be granted with such options, and generally to determine the terms and conditions of such options in accordance with the provisions of the 1997 Plan. Under the 1997 Plan, options are granted at a price not less than the fair market value of the stock at the date of grant. Accordingly, all options have been awarded at the market value of the Corporation’s common stock on the date of grant. The options are fully vested upon grant. The purpose of the 1997 Plan was to further the success of the Corporation and its subsidiaries by enabling executive officers to maintain an equity interest in the Corporation, which aligns their compensation with the stockholders’ interest. The Corporation makes initial grants of options to new executives to quickly align their interests.
In determining equity awards to the executives in 2006, the Compensation Committee, based on recommendations submitted by the CEO, other than with respect to himself, took into account the executive’s position and scope of responsibility, ability to affect profitability and stockholder value, the accomplishment of the goals and objectives set forth by the Corporation, recent job performance, and the value of the equity award in relation to other compensation elements. The Compensation Committee in granting the equity awards to executives in 2006 placed great weight on the accomplishment and progress made by management towards the resolution of the adversities facing the Corporation during 2005 and 2006 that included substantial legal actions against the Corporation, several regulatory enforcement actions and the Restatement Process. The Corporation does not have a practice of coordinating the timing of stock option grants with the release of material, nonpublic information. Management has no role with respect to the timing of stock option awards. During 2006, the equity awards were granted in accordance with the Corporation’s historical practice of granting equity awards to executives and other management personnel at the beginning of each year. Further, the amounts were consistent with those granted in prior years.
Other Compensation
The use of personal benefits and perquisites as an element of compensation is extremely limited. Under our current plan, Named Executives are provided with a corporate-owned automobile, club memberships and participation in the same corporate-wide plans and programs available to other employees such as the 401(k) plan (including Corporation’s match), group medical and dental plans, long-term and short-term disability, health care, and group life insurance. The Corporation offers to all executive officers a life insurance policy of $1,000,000 ($500,000 in excess of other employees). In addition, the CEO is provided personal security solely for business purposes.
In 2007, the Compensation Committee retained Mercer Human Resources Consulting to provide services as compensation consultants. Mercer will perform an executive compensation review which includes a market competitiveness study, a pay for performance assessment, and will assist the Compensation Committee in developing a new compensation program for the Corporation’s management.
Compensation Committee Report
The Compensation and Benefits Committee has reviewed the Compensation Discussion and Analysis and discussed it with management. Based on its review and discussions with management, the Compensation and benefits Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in the Corporation’s Proxy for the 2007 Annual Meeting. This report is provided by the following independent directors, who comprise the committee:
Sharee Ann Umpierre-Catinchi (Chairperson)
Richard Reiss
José Teixidor
TABULAR EXECUTIVE COMPENSATION DISCLOSURE
SUMMARY COMPENSATION TABLE
The Summary Compensation Table set forth below discloses compensation for the Chief Executive Officer, Chief Financial Officer and the next three highest paid executive officers of the Corporation, FirstBank or its subsidiaries.

							Change in
							Pension Value
							and Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Name and Principal Position	Year	($) (d)	($) (e)	($)	($) (f)	($)	($)	($) (g)	($)
Luis Beauchamp	2006	1,000,000	852,200	—	1,595,676	—	—	77,340	3,525,216
Chairman, President and Chief Executive Officer

Aurelio Alemán	2006	750,000	602,200	—	683,861	—	—	36,824	2,072,885
Senior Executive Vice President and Chief Operating Officer

Fernando Scherrer (a)	2006	290,769	202,200	—	288,000	—	—	22,180	803,149
Executive Vice President and Chief Fiancial Officer

Lawrence Odell (b)	2006	630,100	402,200	—	459,000	—	—	8,505	1,499,805
Executive Vice President, General Counsel and Secretary of the Board of Directors

Randolfo Rivera	2006	550,000	402,200	—	341,931	—	—	31,656	1,325,787
Executive Vice President and Corporate Banking Operations Executive

Luis Cabrera (c)	2006	409,846	225,000	—	227,954	—	—	614,472	1,477,272
Former Executive Vice President, Interim Chief Financial Officer and Chief Investment Officer

(a)	Fernando Scherrer was hired in July 2006; his employment agreement stipulates a base salary of no less than $700,000 a year and no bonus payable until a guaranteed bonus of $400,000 upon the first anniversary of his employment. In addition, Mr. Scherrer received a signing bonus of $200,000 which is included in the bonus section of the Summary Compensation Table and stock options exercisable for 100,000 shares of common stock.

(b)	As discussed in more detail in the Compensation Disclosure and Analysis section, in February 2006, the Corporation entered into an employment agreement with Lawrence Odell and at the same time entered into a services agreement with his law firm Martinez Odell & Calabria relating to the services of Mr. Odell as Executive Vice President and General Counsel of the Corporation. Mr. Odell received a nominal base salary of $100.00 a year and the opportunity to receive annual performance bonus based upon his achievement of predetermined business objectives. In addition, he received a stock option exercisable for 100,000 shares of common stock. The services agreement provides for monthly payments to the Law Firm of $60,000 which has been taken into consideration in determining Mr. Odell salary and has been included as such in the Summary Compensation Table.

(c)	Mr. Luis Cabrera resigned as Chief Investment Officer and Executive Vice President on August 11, 2006. He ceased being Interim Chief Financial Officer on July 18, 2006. Pursuant to an agreement with the Corporation, Mr. Cabrera received monthly payments, based on his yearly salary of $480,000, through September 30, 2006. Upon his separation from the Corporation, he received a lump sum payment consisting of (i) a pro rata bonus of $225,000, less required deductions, (ii) a severance payment of $313,860, less required deductions, (iii) a second severance payment of $286,140 and (iv) payment for unused vacation days of $50,769.

(d)	Includes regular base pay before deductions for 2006.

(e)	Includes the Christmas bonus paid during 2006 and performance bonus payments granted during a meeting of the Compensation Committee held in January 2007, which were meant as compensation for performance of the Named Executives during fiscal year 2006 under the Executive Compensation Program as discussed in the Compensation Discussion and Analysis section.

(f)	The assumptions made when calculating the amounts in this column for 2006 awards are found in Note 20 of the Consolidated Financial Statements of the Corporation on Form 10-K for 2006. The Corporation uses the Black/Scholes option pricing model to value stock options.

(g)	Set forth below is a breakdown of all other Compensation (i.e., personal benefits):

		Company-
		owned	1165(e) Plan		Memberships	Pursuant to
		Vehicles	Contribution	Security	& Dues	Agreement	Other	Total
Name and Principal Position	Year	($)	($) (a)	($)	($)	($)	($) (b)	($)
Luis Beauchamp	2006	16,863	5,783	41,612	8,780	—	4,302	77,340

Aurelio Alemán	2006	16,192	5,600	—	9,530	—	5,502	36,824

Fernando Scherrer	2006	7,058	—	—	10,850	—	4,272	22,180

Lawrence Odell	2006	2,313	—	—	—	—	6,192	8,505

Randolfo Rivera	2006	16,736	5,600	—	6,080	—	3,240	31,656

Luis Cabrera	2006	11,307	185	—	—	600,000	2,980	614,472

(a)	Includes the Corporation’s pro-rata contribution to the executive’s participation in the Defined Contribution Retirement Plan.

(b)	Other compensation includes the amount of the life insurance policy premium paid by the Corporation in excess of the $500,000 life insurance policy available to all employees and expenses incurred by the Corporation for family members who accompanied the executive to employer-sponsored activities. None of these benefits individually exceed $10,000.
GRANTS OF PLAN-BASED AWARDS
The table set forth below discloses the information regarding the stock options granted to the Corporation’s Chief Executive Officer, Chief Financial Officer and the three most highly paid executives during 2006.

								All	All
								Other	Other	Exercise		Grant
								Stock	Option	or		Date
								Awards:	Awards:	Base		Fair
		Estimated			Estimated			Number	Number	Price	Market	Value
		Possible Payouts			Possible Payouts			of Shares	of	for	Price on	of Stock
		Under Non-Equity			Under Equity			of	Securities	Options	Grant	and
	Grant	Incentive Plan Awards( )			Incentive Plan Awards( )			stock or	Underlying	Awards	Date	Option
Name	Date	Threshold($)	Target($)	Maxium($)	Threshold(#)	Target(#)	Maxium(#)	units (#)	Options(#)	($/SH)	($/SH) (a)	Awards (b)
Luis Beauchamp	1/24/2006	—	—	—	—	—	—	—	350,000	12.68	12.68	1,595,676
Aurelio Alemán	1/24/2006	—	—	—	—	—	—	—	150,000	12.68	12.68	683,861
Fernando Scherrer	7/24/2006	—	—	—	—	—	—	—	100,000	9.20	9.20	288,000
Lawrence Odell	2/15/2006	—	—	—	—	—	—	—	100,000	12.64	12.64	459,000
Randolfo Rivera	1/24/2006	—	—	—	—	—	—	—	75,000	12.68	12.68	341,931
Luis Cabrera	1/24/2006	—	—	—	—	—	—	—	50,000	12.68	12.68	227,954

(a)	Each option provides for the purchase of one share of common stock at a price not less than the fair market value of the stock on the date the option is granted. All options were granted at the closing market price of the Corporation’s common stock on the day of the grant. Stock options are fully vested upon issuance. The maximum term to exercise the options is ten years.

(b)	The assumptions made when calculating the amounts in this column for 2006 awards are found in Note 20 of the Consolidated Financial Statements of the Corporation on Form 10-K for 2006. The date on which the Compensation Committee granted the option award is the grant date determined in accordance with FAS 123(R).
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END
The following table sets forth certain information with respect to the unexercised options awarded to the named executives as of December 31, 2006.

	Option Awards					Stock Awards
								Equity
								Incentive	Equity
								Plan	Incentive
			Equity					Awards:	Plan
			Incentive					Number of	Awards:
			Plan					Unearned	Market or
			Awards:					Shares,	Payout
		Number	Number					Unit or	Value of
	Number	of	of			Number		Other	Unearned
	of	Securities	Securities			of		Rights	Shares,
	Securities	Underlying	Underlying			Shares	Market Value	that	that
	Underlying	Unexercised	Unexercised			or Units	of Shares or	have	have
	Options	Options	Unearned	Option	Option	of Stock	Units of Stock	not	not
	(#)	(#)	Options	Exercise	Expiration	that have	that have	Vested	Vested
Name	Exercisable	Unexercisable	(#)	Price ($)	Date	not vested	not vested	(#)	($)
Luis Beauchamp	54,000	—	—	8.67	11/17/2008	—	—	—	—
	90,000	—	—	7.44	12/13/2010	—	—	—	—
	96,000	—	—	9.34	2/26/2012	—	—	—	—
	64,000	—	—	12.81	2/25/2013	—	—	—	—
	76,800	—	—	21.45	2/20/2014	—	—	—	—
	76,800	—	—	23.92	2/22/2015	—	—	—	—
	350,000	—	—	12.68	1/24/2016	—	—	—	—
Aurelio Alemán	36,000	—	—	8.67	11/17/2008	—	—	—	—
	36,000	—	—	6.54	11/23/2009	—	—	—	—
	78,000	—	—	7.44	12/13/2010	—	—	—	—
	90,000	—	—	9.34	2/26/2012	—	—	—	—
	60,000	—	—	12.81	2/25/2013	—	—	—	—
	72,000	—	—	21.45	2/20/2014	—	—	—	—
	72,000	—	—	23.92	2/22/2015	—	—	—	—
	150,000	—	—	12.68	1/24/2016	—	—	—	—
Fernando Scherrer	100,000	—	—	9.20	7/24/2016	—	—	—	—
Lawrence Odell	100,000	—	—	12.64	2/15/2016	—	—	—	—
Randolfo Rivera	120,000	—	—	9.03	5/26/2008	—	—	—	—
	2,110	—	—	7.44	12/13/2010	—	—	—	—
	60,000	—	—	9.34	2/26/2012	—	—	—	—
	50,000	—	—	12.81	2/25/2013	—	—	—	—
	60,000	—	—	21.45	2/20/2014	—	—	—	—
	60,000	—	—	23.92	2/22/2015	—	—	—	—
	75,000	—	—	12.68	1/24/2016	—	—	—	—
OPTIONS EXERCISED AND STOCK VESTED TABLE
During 2006, no stock options were exercised by the Named Executives mainly as a result of a black-out period which is in effect since the end of 2005.

PENSION BENEFITS
The Corporation does not have a defined benefit or pension plan in place for executive officers.
DEFINED CONTRIBUTION RETIREMENT PLAN
The Corporation provides a Defined Contribution Retirement Plan pursuant to Section 1165(e) of Puerto Rico Internal Revenue Code (“PRIRC”) for Puerto Rico employees and a Defined Contribution Retirement Plan pursuant to Section 401(K) of the U.S. Internal Revenue Code for U.S.V.I. and U.S. employees, which provides participating employees with retirement, death, disability and termination of employment benefits in accordance with their participation. The Defined Contribution Retirement Plans complies with the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the Retirement Equity Act of 1984, as amended (“REA”). The Corporation’s employees are eligible to participate in the Defined Contribution Retirement Plan after completing one year of service, and there is no age requirement. An individual account is maintained for each participant and benefits are paid based solely on the amount of each participant’s account.
Participating employees may defer from 1% to 10% of their annual salary, up to a maximum of $8,000, for Puerto Rico participants and $15,000 for U.S.V.I. and U.S participants, into the Defined Contribution Retirement Plan on a pre-tax basis as employee salary savings contributions. Each year the Corporation will make a contribution equal to 25% of each participating employee’s salary savings contribution; however, no match is provided for salary savings contributions in excess of 4% of compensation. At the end of the fiscal year, the Corporation may, but is not obligated to make, additional contributions in an amount determined by the Board; however, the maximum of any additional contribution in any year may not exceed 15% of the total compensation of all eligible employees participating in the Defined Contribution Retirement Plan and no basic monthly or additional annual matches need be made on years during which the Corporation incurs a loss.
In fiscal year 2006, the total contribution to the Defined Contribution Retirement Plans by the Corporation amounted to $952,546 which funds were distributed on a pro rata basis among all participating employees. The table below sets forth the total of the Corporation’s contribution during fiscal year 2006 to the Named Executives of the Corporation who participate in the Defined Contribution Retirement Plan.

Corporate
Name	Contribution

Luis M. Beauchamp	$5,783
Aurelio Alemán	$5,600
Randolfo Rivera	$5,600
Luis Cabrera	$185
NON-QUALIFIED DEFERRED COMPENSATION
The Deferred Compensation Plan is an unfunded deferred compensation arrangement available to a select group of management or highly compensated personnel whereby the personnel entitled to participate may elect to do so by executing an Individual Deferred Compensation Agreement (the “Agreement”). Pursuant to the Agreement, the participant may defer a portion of his/her compensation to be earned from the date in which the Agreement is executed. These deferred amounts, if any, are included in the amounts disclosed in the Summary Compensation Table. The Corporation does not match any of the deferred amounts. The deferred amounts are deposited in a Trust that is administered by FirstBank. Investments by the Trust may be made in stocks, bonds or other securities. The income, gains and losses both realized and unrealized from investments made by the Trust, net of any expenses properly chargeable, shall be determined annually at the close of each year and allocated among the accounts of the participants in proportion to the values of their respective contingent future benefits. The Corporation does not guarantee a return on the investment of these funds. Payment of the amount allocated to a participant shall be deferred until such participant’s retirement, resignation, disability or death, or in the event of unforeseeable emergency or necessity.

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contribution	Contribution	Earnings	Withdrawals/	Balance at
Name	in last FY ($)	in last FY ($)	in last FY ($)	Distributions ($)(a)	Last FYE ($)

Luis Beauchamp	—	—	25,209	46,213	883,873
Aurelio Alemán	—	—	33,554	41,819	793,991

(a)	Withdrawals from the plan assets are pursuant to Act 250 of November 29, 2006 which amends the PRIRC to allow through December 31, 2006 a “window period” within which taxpayers may elect to prepay a 5% special tax on amounts held in deferred compensation plans. Act 250 allowed distributions from the deferred compensation plan for the sole purpose of satisfying the 5% special tax.
EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE IN
CONTROL ARRANGEMENTS
Employment Agreements
     The following table discloses information regarding the employment agreements of the Named Executives.

Name	Effective Date	Current Base Salary	Term of Years
Luis M. Beauchamp	5/14/1998	$1,000,000	4
Aurelio Alemán	2/24/1998	$750,000	4
Randolfo Rivera	5/26/1998	$550,000	4
Lawrence Odell	2/15/2006	$720,100	4
Fernando Scherrer	7/24/2006	$700,000	1
The agreements provide that on each anniversary of the date of commencement of each agreement the term of such agreement shall be automatically extended for an additional one (1) year period beyond the then-effective expiration date, unless either party receives written notice that the agreement shall not be further extended.
Under the employment agreements, the Board may terminate the contracting officer at any time; however, unless such termination is for cause, the contracting officer will be entitled to a severance payment of four years his/her base salary (base salary defined as $450,000 in the case of Lawrence Odell), less all required deductions and withholdings, which payment shall be made semi-monthly over a period of one year, except under Fernando Scherrer’s employment agreement, were the severance payment shall equal the annual base salary, plus the guaranteed bonus upon his first anniversary of $400,000. With respect to a termination for cause, “Cause” is defined to include personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty, intentional failure to perform stated duties, material violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease and desist order or any material breach of any provision of the employment agreement.
In the event of a “change in control” of the Corporation during the term of the employment agreements, the executive shall be entitled to receive a lump sum severance payment equal to his or her then current base annual salary (base salary defined as $450,000 in the case of Lawrence Odell) plus (i) the highest cash performance bonus received by the executive in any of the four (4) fiscal years prior to the date of the change in control and (ii) the value of any other benefits provided to the executive during the year in which the change in control occurs, multiplied by four (4), except for Fernando Scherrer who would receive as severance a lump sum cash payment equal to the annual base compensation plus the guaranteed bonus of $400,000. Termination of employment is not a requirement for a change in control severance payment. Pursuant to the employment agreements, a “change in control” shall be deemed to have taken place if a third person, including a group as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as

amended, becomes the beneficial owner of shares of the Corporation having 25% or more of the total number of votes which may be cast for the election of directors of the Corporation, or which, by cumulative voting, if permitted by the Corporation’s charter or By-laws, would enable such third person to elect 25% or more of the directors of the Corporation; or if, as a result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sales of assets or contested election, or any combination of the foregoing transactions, the persons who were directors of the Corporation before such transactions shall cease to constitute a majority of the Board of the Corporation or any successor institution.
The following table describes and quantifies the benefits and compensation to which the Named Executives would have been entitled to under existing plans and arrangements if their employment had terminated on December 31, 2006, based on their compensation and services on that date. The amounts shown on the table do not include payments and benefits available generally to salaried employees upon termination of employment, such as accrued vacation pay, distribution from the 401(K) plan, or any death, disability or post-retirement welfare benefits available under broad-based employee plans.

	Death, Disability, Termination		Non-
	Without Cause, Termination With		Qualified	Disability	Insurance
Name	Cause and Change in control	Severance ($)	Plans ($) (c)	Benefits ($)	Benefit ($)	Total ($)

Luis Beauchamp	Death (a)	—	883,873	—	500,000	1,383,873
	Permanent Disability (b)	—	883,873	2,400,000	—	3,283,873
	Termination without cause	4,000,000	883,873	—	—	4,883,873
	Termination with cause	—	883,873	—	—	883,873
	Change in Control	7,709,360	883,873	—	—	8,593,233

Aurelio Alemán	Death (a)	—	793,991	—	500,000	1,293,991
	Permanent Disability (b)	—	793,991	1,800,000	—	2,593,991
	Termination without cause	3,000,000	793,991	—	—	3,793,991
	Termination with cause	—	793,991	—	—	793,991
	Change in Control	5,547,296	793,991	—	—	6,341,287

Fernando Scherrer	Death (a)	—	—	—	500,000	500,000
	Permanent Disability (b)	—	—	420,000	—	420,000
	Termination without cause	1,100,000	—	—	—	1,100,000
	Termination with cause	—	—	—	—	—
	Change in Control	1,100,000	—	—	—	1,100,000

Lawrence Odell	Death (a)	—	—	—	500,000	500,000
	Permanent Disability (b)	—	—	1,728,240	—	1,728,240
	Termination without cause	1,800,000	—	—	—	1,800,000
	Termination with cause	—	—	—	—	—
	Change in Control	3,434,020	—	—	—	3,434,020

Randolfo Rivera	Death (a)	—	—	—	500,000	500,000
	Permanent Disability (b)	—	—	1,320,000	—	1,320,000
	Termination without cause	2,200,000	—	—	—	2,200,000
	Termination with cause	—	—	—	—	—
	Change in Control	3,926,624	—	—	—	3,926,624

(a)	Amount includes life insurance benefits in excess of those amounts available generally to other employees.

(b)	If the executive shall become disabled or incapacitated for a number of consecutive days exceeding those the executive is entitled as sick-leave and it is determined that the executive will continue to temporarily be unable to perform his/her duties, the executive shall receive 60% of his/her compensation exclusive of any other benefits he/she is entitled to receive under the corporate-wide plans and programs available to other employees. If it is determined that the executive is permanently disabled, the executive shall receive 60% of his/her compensation for the remaining term of the employment agreement. The executive shall be considered “permanently disabled” if absent due to physical or mental illness on a full time basis for three consecutive months.

(c)	The Nonqualified Plan includes the accumulated balance of the deferred compensation plan as of December 31, 2006 as applicable for the Named Executive.
AUDIT FEES
Total fees billed to the Corporation by the external auditors for the years ended December 31, 2005 and 2006, were $7,603,198 and $1,453,000 respectively, distributed as follows:
     • Audit Fees: $7,579,428 in 2005 relating to the audit of the financial statements and internal control over financial reporting for the year ended December 31, 2005 and the internal investigation and restatement of the 2004 financial statements, of which $5,361,404 relates to the internal investigation and restatement of the Corporation’s 2004 Amended Annual Report restating years 2002-2004 and $2,218,024 relates to the audit of the Corporation’s financial statements for the year ended December 31, 2005; and $1,362,500 in 2006 for the audit of the financial statements and internal control over financial reporting for the year ended December 31, 2006.
     • Audit-Related Fees: $21,500 in 2005 and $87,500 in 2006 audit-related fees, which consisted mainly of the audits of employee benefit plans.
     • Tax Fees: none in 2005 and none in 2006.
     • Other Fees: $2,270 in 2005 and $3,000 in 2006 related to fees paid for access to an accounting and auditing electronic library.
     The Audit Committee has established controls and procedures that require the pre-approval of all audits, audit-related and permissible non-audit services provided by the independent registered public accounting firm in order to ensure that the rendering of such services does not impair the auditor’s independence. The Audit Committee may delegate to one or more of its members the authority to pre-approve any audit, audit-related or permissible non-audit services, and the member to whom such delegation was made must report any pre-approval decisions at the next scheduled meeting of the Audit Committee. Under the pre-approval policy, audit services for the Corporation are negotiated annually. In the event that any additional audit services not included in the annual negotiation, audit-related or permissible non-audit services are required by the Corporation, an amendment to the existing engagement letter or an additional proposed engagement letter is obtained from the independent registered public accounting firm and evaluated by the Audit Committee or the member(s) of the Audit Committee with authority to pre-approve such services.
PROPOSAL #2
RATIFICATION OF APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM
The firm of PricewaterhouseCoopers LLP has been selected as the Independent Registered Public Accounting Firm of the Corporation for the fiscal year ending December 31, 2007. The firm will be represented at the Annual Meeting and representatives will have the opportunity to make a statement, if they so desire, and also will be available to respond to appropriate questions. The affirmative vote of a majority of the total votes eligible to be cast at the Annual Meeting is required for approval of this proposal.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE CORPORATION FOR THE FISCAL YEAR ENDING DECEMBER 31, 2007. THE VOTE OF THE HOLDERS OF A MAJORITY OF THE TOTAL VOTES ELIGIBLE TO BE CAST AT THE ANNUAL MEETING IS REQUIRED FOR THE APPROVAL OF THIS PROPOSAL.

STOCKHOLDER PROPOSALS
SEC rules and regulations require that proposals that stockholders would like included in a company’s proxy materials must be received by the corporate secretary of the company no later than 120 days before the first anniversary of the date on which the previous year’s proxy statement was first mailed to stockholders unless the date of the annual meeting has been changed by more than 30 days from the date of the previous year’s meeting. When the date is changed by more than 30 days from the date of the previous year’s meeting, the deadline is a reasonable time before the company begins to print and send its proxy materials. The Corporation’s 2007 Annual Meeting of Stockholders was delayed by more than 30 days because of the Corporation’s inability to timely file its annual reports on Form 10-K for the years ended December 31, 2005 and 2006. Accordingly, the deadlines applicable for submitting stockholder proposals with respect to the Corporation’s 2008 Annual Meeting of Stockholders will not be based on the date on which this Proxy Statement was first mailed to stockholders in connection with the 2007 Annual Meeting of Stockholders. In accordance with the Corporation’s By-laws, the Corporation expects to hold its 2008 Annual Meeting of Stockholders on or before April 30, 2008, subject to the right of the Board to change such date based on changed circumstances.
Any proposal that a stockholder wishes to have considered for presentation at the 2008 Annual Meeting and included in the Corporation’s proxy statement and form of proxy used in connection with such meeting, must be forwarded to the Corporation’s Secretary at the principal executive offices of the Corporation no later than November 22, 2007. Any such proposal must comply with the requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended. The deadline for submitting a stockholder proposal outside the processes of Rule 14a-8, other than mentioned below, is no later than February 5, 2008.
Under the Corporation’s By-laws, if a stockholder seeks to propose a nominee for director for consideration at the annual meeting of stockholder, notice must be received by the Secretary of the Corporation at least 30 days prior to the date of the annual meeting of stockholders. Accordingly, under the By-laws, any stockholder nominations for directors for consideration at the 2008 Annual Meeting must be received by the Corporation’s Secretary at the principal executive offices of the Corporation no later than March 31, 2008.
OTHER MATTERS
Management of the Corporation does not know of any business to be brought before the Annual Meeting other than that specified herein. However, if any other matters are properly brought before the Meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the person voting the proxies.
The cost of solicitation of proxies will be borne by the Corporation. First BanCorp has retained the services of Morrow & Co., a professional proxy solicitation firm, to assist in the solicitation of proxies. The fee arranged with Morrow & Co. is in the amount of $5,500 plus reimbursement for out-of-pocket expenses. The Corporation requested that brokerage firms, banks and other custodians, nominees and fiduciaries to solicit proxies from their principals and will reimburse them for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of First BanCorp’s common stock. In addition to solicitation by mail, directors, officers and employees of the Corporation may solicit proxies by personal interview, telephone and similar means without additional compensation.
ANNUAL REPORT
Stockholders have been sent a copy of the Corporation’s Annual Report on Form 10-K to Stockholders for the fiscal year ended December 31, 2006, along with the Proxy Statement.
BY ORDER of the Board of Directors
September 21, 2007

1/4 DETACH PROXY CARD HERE 1/4
Mark, Sign, Date and Return X the Proxy Card Promptly
Using the Enclosed Envelope. Votes MUST be indicated (x) in Black or Blue ink.
The Board of Directors recommends a vote FOR all the Director nominees listed below.
1. To elect the following directors: For a term of three years:
For a term of one year: Frank Kolodziej FOR WITHHOLD AUTHORITY
José Teixidor FOR WITHHOLD AUTHORITY
Héctor M. Nevares FOR WITHHOLD AUTHORITY
José L. Ferrer-Canals FOR WITHHOLD AUTHORITY
José F. Rodríguez FOR WITHHOLD AUTHORITY
For a term of two years:
Luis M. Beauchamp FOR WITHHOLD AUTHORITY
The Board of Directors recommends a vote FOR Proposal 2.
Aurelio Alemán FOR WITHHOLD AUTHORITY
FOR AGAINST ABSTAIN
2. To ratify the appointment of
Sharee Ann Umpierre-Catinchi FOR WITHHOLD AUTHORITY
PricewaterhouseCoopers LLP as the Corporation’s independent registered public accounting firm for 2007.
Fernando Rodríguez-Amaro FOR WITHHOLD AUTHORITY
S C A N L I N E
Please sign exactly as name appears hereon. When shares are held jointly, all owners should sign. When signing as attorney, executor, administrator, trustee or guardian, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
Date Share Owner sign here Co-Owner sign here

Revocable Proxy
1519 Ponce De León Avenue San Juan, Puerto Rico
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints José Menéndez-Cortada and Luis M. Beauchamp as Proxies, each with the power to appoint a substitute, and hereby authorizes them to vote as designated on the reverse, all shares of common stock of First BanCorp held of record by the undersigned on September 14, 2007 at the Annual Meeting of Stockholders to be held on October 31, 2007 or any adjournment thereof.
This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the Proposals 1 and 2, and in the discretion of the proxy holders, upon such other business as may properly become before the Annual Meeting or any adjournment thereof.
(Continued, and to be dated and signed on the reverse side)
FIRST BANCORP P.O. BOX 11111
NEW YORK, N.Y. 10203-0111
To include any comments, please mark this box. To change your address, please mark this box.